Whirlpool Announces Fourth Quarter and Full Year Results; Provides 2024 Guidance
•Fourth-quarter net sales growth of approximately 3% with 1 point of North America share gains year-over-year
•Fourth-quarter GAAP net earnings margin of 9.7% compared to prior year period of (32.6)%, impacted by the Europe transaction
•Fourth-quarter ongoing (non-GAAP) EBIT margin(1) of 5.2% (+170bps year-over-year)
•Full-year GAAP and ongoing (non-GAAP) earnings per diluted share(2) of $8.72 and $16.16, respectively, including $800 million of cost take out
•Paid $384 million in dividends in 2023 and repaid $500 million of term loan
•2024 outlook includes GAAP and ongoing earnings per diluted share(2) of $8.50 to $10.50 and $13.00 to $15.00, respectively; cash provided by operating activities of $1.15 to $1.25 billion and free cash flow(3) of $550 to $650 million

BENTON HARBOR, Mich., January 29, 2024 - Whirlpool Corporation (NYSE: WHR), today reported fourth-quarter and full-year 2023 financial results.

"
In 2023, we delivered over a point of North America share gains and approximately $800 million of cost take out as expected" said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation "Looking forward to 2024 we expect to further reset our cost structure with an additional $300 - $400 million of cost take out, while our portfolio transformation will unlock margin lift with the close of the Europe transaction, expected in April 2024. ”
MARC BITZER

KEY RESULTS

Earnings Results	Fourth Quarter Results			Full Year Results
	Q4 2023	Q4 2022	Change	FY 2023	FY 2022	Change
Net sales ($M)	$5,088	$4,923	3.4%	$19,455	$19,724	(1.4)%
Net sales excluding currency ($M)	$4,999	$4,923	1.6%	$19,393	$19,724	(1.7)%
GAAP net earnings (loss) available to Whirlpool ($M)	$491	$(1,605)	nm	$481	$(1,519)	nm
Ongoing EBIT(1) ($M)	$266	$171	55.6%	$1,191	$1,360	(12.4)%
GAAP earnings (loss) per diluted share	$8.90	$(29.35)	nm	$8.72	$(27.18)	nm
Ongoing earnings per diluted share(2)	$3.85	$3.89	(1.0)%	$16.16	$19.64	(17.7)%
CASH FLOW

Free Cash Flow	2023	2022	Change
Cash provided by (used in) operating activities ($M)	$915	$1,390	$(475)
Free cash flow(3) ($M)	$366	$820	$(454)
QUARTERLY HIGHLIGHTS
•Approximately 170 basis points of margin expansion including 1 point of North America share gains and approximately $350 million of cost take out in the quarter
•Fourth-quarter GAAP and ongoing (non-GAAP) earnings per diluted(2) share of $8.90 and $3.85, respectively

"
We continue to create balance sheet flexibility and prioritize debt reduction with $500 million repayment of debt in 2023." said Jim Peters, chief financial officer of Whirlpool Corporation. “The strength of our balance sheet, with approximately $1.6 billion cash on hand as we exit the year along with strong cash generation, positions us well to fund approximately $400 million of dividends in 2024 while further reducing debt by $500 million.”
JIM PETERS

REGIONAL REVIEW

North America	Fourth Quarter
	Q4 2023	Q4 2022	Change
Net sales ($M)	$2,881	$2,845	1.3%
EBIT(4) ($M)	$242	$166	45.8%
•Excluding currency, net sales increase of 1.3 percent year-over-year, driven by 1 point of share gains and improved industry demand, partially offset by negative price/mix
•EBIT margin(4) of 8.4 percent compared to 5.8 percent in the same prior-year period, driven by reduced cost, partially offset by unfavorable price/mix

Europe, Middle East and Africa	Fourth Quarter
	Q4 2023	Q4 2022	Change
Net sales ($M)	$995	$1,028	(3.2)%
EBIT(4) ($M)	$33	$(4)	nm
•Excluding currency, net sales decline of (8.3) percent year-over-year, impacted by continued demand weakness in Europe, partially offset by positive price/mix
•EBIT margin(4) of 3.3 percent compared to (0.4) percent in the same prior-year period, driven by cost take out actions and held for sale benefits

Latin America	Fourth Quarter
	Q4 2023	Q4 2022	Change
Net sales ($M)	$974	$831	17.2%
EBIT(4) ($M)	$58	$49	18.4%
•Excluding currency, net sales increase of 12.5 percent year-over-year, driven by strong industry recovery in Brazil and Mexico and share gains in Brazil
•EBIT margin(4) of 6.0 percent compared to 5.9 percent in the same prior-year period, driven by cost take out actions offset by negative price/mix and losses in Argentina from currency devaluation and new plant ramp-up

Asia	Fourth Quarter
	Q4 2023	Q4 2022	Change
Net sales ($M)	$238	$219	8.7%
EBIT(4) ($M)	$3	$6	(50.0)%
•Excluding currency, net sales increase of 10.1 percent year-over-year, driven by increased volumes from share gains and improving industry
•EBIT margin(4) of 1.3 percent compared to 2.7 percent in the same prior-year period, impacted by negative price/mix, partially offset by cost take out actions

FULL-YEAR 2024 OUTLOOK

Guidance Summary	2023 Reported	2023 Like for Like (5)	2024 Guidance
Net sales ($M)	$19,455	~$16,900	$16,900
Cash provided by operating activities ($M)	$915	N/A	$1,150 - $1,250
Free cash flow ($M)(3)	$366	N/A	$550 - $650
GAAP net earnings margin (%)	2.5%	N/A	6.5%
Ongoing EBIT margin (%)(1)	6.1%	~6.8%	6.8%
GAAP earning per diluted share	$8.72	N/A	$8.50 - $10.50
Ongoing earnings per diluted share(2)	$16.16	N/A	$13.00 - $15.00

•Resegmenting the business to reflect transformed portfolio; 2024 reporting segments now include major domestic appliances (MDA) for North America, Europe, Latin America and Asia along with global small domestic appliances
•The Company expects the Europe transaction to close by April 2024, and full year guidance includes three months MDA Europe expected results (approximately $700 million of net sales and EBIT(4) margin of approximately 1.5%)
•Expect full-year 2024 net sales of approximately $16.9 billion (approximately flat on a like-for-like(5) basis; down approximately 13 percent compared to the prior year reported results)
•Full-year GAAP and ongoing(2) earnings per diluted share of $8.50 to $10.50 and $13.00 to $15.00, respectively, including $300-$400 million of cost actions
•Cash provided by operating activities of $1.15 to $1.25 billion and free cash flow(3) of approximately $550 to $650 million; includes approximately $200 to $300 million of MDA Europe cash usage in 2024
•GAAP tax rate and adjusted (non-GAAP) tax rate of approximately 24 percent and 0 percent, respectively
•Expect to pay dividends of approximately $400 million in 2024 (subject to board approval) and reduce debt by approximately $500 million

(1)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(2)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(3)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(4)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $59 million and $(1,688) million for the fourth quarters of 2023 and 2022, respectively.
(5)Like-for-like refers to a comparison between the 2024 guidance and pro forma results for 2023, which exclude the second through fourth quarter resegmented results for the historical Europe major domestic appliances business (MDA Europe under new segment operating structure). This comparison uses a prior period baseline that is aligned to the ongoing business expectations for 2024, with the Europe transaction expected to close by April 2024. The like-for-like GAAP net earnings margin and corresponding reconciliation are not provided as there is no equivalent GAAP measure. Please see below for a reconciliation of ongoing EBIT for the full year to GAAP net earnings.
Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR), is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and InSinkErator. In 2023, the company reported approximately $19 billion in annual net sales, 59,000 employees and 55 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding our 2023 financial performance, supply chain, cost take out, raw material, portfolio transformation, and transaction-related synergies, closing timing of the transaction and future cash flow expectations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "margin lift," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost effective manner; (9) COVID-19 pandemic-related business disruptions and economic uncertainty; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations, including changes in foreign regulations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) our ability to attract, develop and retain executives and other qualified employees; (16) the impact of labor relations; (17)

fluctuations in the cost of key materials (including steel, resins, base metals) and components and the ability of Whirlpool to offset cost increases; (18) Whirlpool's ability to manage foreign currency fluctuations; (19) impacts from goodwill impairment and related charges; (20) triggering events or circumstances impacting the carrying value of our long-lived assets; (21) inventory and other asset risk; (22) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (23) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (24) the effects and costs of governmental investigations or related actions by third parties; (25) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, and taxes and tariffs; (26) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (27) the uncertain global economy and changes in economic conditions which affect demand for our products. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars, except per share data)

	Three Months Ended		Twelve Months Ended
	2023	2022	2023	2022
Net sales	$5,088	$4,923	$19,455	$19,724
Expenses
Cost of products sold	4,296	4,278	16,285	16,651
Gross margin	792	645	3,170	3,073
Selling, general and administrative	557	537	1,993	1,820
Intangible amortization	1	11	40	35
Restructuring costs	2	8	16	21
Impairment of goodwill and other intangibles	—	—	—	384
Loss (gain) on sale and disposal of businesses	(180)	1,521	106	1,869
Operating profit (loss)	412	(1,432)	1,015	(1,056)
Other (income) expense
Interest and sundry (income) expense	(6)	27	71	(19)
Interest expense	92	64	351	190
Earnings (loss) before income taxes	326	(1,523)	593	(1,227)
Income tax expense (benefit)	(191)	69	77	265
Equity method investment income (loss), net of tax	(25)	(12)	(28)	(19)
Net earnings (loss)	492	(1,604)	488	(1,511)
Less: Net earnings (loss) available to noncontrolling interests	1	1	7	8
Net earnings (loss) available to Whirlpool	$491	$(1,605)	$481	$(1,519)
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$8.93	$(29.35)	$8.76	$(27.18)
Diluted net earnings available to Whirlpool	$8.90	$(29.35)	$8.72	$(27.18)
Dividends declared	$1.75	$1.75	$7.00	$7.00
Weighted-average shares outstanding (in millions)
Basic	55.1	54.7	55.0	55.9
Diluted	55.2	54.7	55.2	55.9

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	December 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,570	$1,958
Accounts receivable, net of allowance of $47 and $49, respectively	1,529	1,555
Inventories	2,247	2,089
Prepaid and other current assets	717	653
Assets held for sale	144	139
Total current assets	6,207	6,394
Property, net of accumulated depreciation of $5,259 and $4,808, respectively	2,234	2,102
Right of use assets	721	691
Goodwill	3,330	3,314
Other intangibles, net of accumulated amortization of $440 and $400, respectively	3,124	3,164
Deferred income taxes	1,317	1,063
Other noncurrent assets	379	396
Total assets	$17,312	$17,124
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,598	$3,376
Accrued expenses	491	481
Accrued advertising and promotions	603	623
Employee compensation	238	159
Notes payable	17	4
Current maturities of long-term debt	800	248
Other current liabilities	614	550
Liabilities held for sale	587	490
Total current liabilities	6,948	5,931
Noncurrent liabilities
Long-term debt	6,414	7,363
Pension benefits	147	184
Postretirement benefits	107	96
Lease liabilities	612	584
Other noncurrent liabilities	547	460
Total noncurrent liabilities	7,827	8,687
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 114 million shares issued, respectively, and 55 million and 54 million shares outstanding, respectively	114	114
Additional paid-in capital	3,078	3,061
Retained earnings	8,358	8,261
Accumulated other comprehensive loss	(2,178)	(2,090)
Treasury stock, 60 million and 60 million shares, respectively	(7,010)	(7,010)
Total Whirlpool stockholders' equity	2,362	2,336
Noncontrolling interests	175	170
Total stockholders' equity	2,537	2,506
Total liabilities and stockholders' equity	$17,312	$17,124

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars)

	Twelve Months Ended
	2023	2022
Operating activities
Net earnings (loss)	$488	$(1,511)
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	361	475
Impairment of goodwill and other intangibles	—	384
Loss (gain) on sale and disposal of businesses	106	1,869
Changes in assets and liabilities:
Accounts receivable	159	854
Inventories	(123)	(49)
Accounts payable	1	(612)
Accrued advertising and promotions	(37)	(51)
Accrued expenses and current liabilities	122	113
Taxes deferred and payable, net	(97)	18
Accrued pension and postretirement benefits	(59)	(105)
Employee compensation	103	(288)
Other	(109)	293
Cash provided by (used in) operating activities	915	1,390
Investing activities
Capital expenditures	(549)	(570)
Proceeds from sale of assets and businesses	10	77
Acquisition of businesses, net of cash acquired	(14)	(3,000)
Cash held by divested businesses	—	(75)
Cash provided by (used in) investing activities	(553)	(3,568)
Financing activities
Net proceeds from borrowings of long-term debt	304	2,800
Net proceeds (repayments) of long-term debt	(750)	(300)
Net proceeds (repayments) from short-term borrowings	34	(4)
Dividends paid	(384)	(390)
Repurchase of common stock	—	(903)
Common stock issued	4	3
Other	—	—
Cash provided by (used in) financing activities	(792)	1,206
Effect of exchange rate changes on cash, cash equivalents and restricted cash	45	(20)
Less: decrease in cash classified as held for sale	(3)	(94)
Increase (decrease) in cash, cash equivalents and restricted cash	(388)	(1,086)
Cash, cash equivalents and restricted cash at beginning of year	1,958	3,044
Cash, cash equivalents and restricted cash at end of period	$1,570	$1,958

SUPPLEMENTAL INFORMATION
Fourth-Quarter 2023
January 29, 2024

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, gross debt leverage (Gross Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Gross debt leverage: Gross debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is gross debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, divided by ongoing EBITDA. Management believes that gross debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and gross debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FOURTH-QUARTER 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was (58.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of (19.0)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2023
Net earnings (loss) available to Whirlpool	$491
Net earnings (loss) available to noncontrolling interests	1
Income tax expense (benefit)	(191)
Interest expense	92
Earnings before interest & taxes	$393
Net sales	$5,088
Net earnings (loss) margin	9.7%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$393	$8.90
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative & including equity method investment	(123)	(2.23)
Legacy EMEA legal matters(b)	Interest and sundry (income) expense	(4)	(0.06)
Total income tax impact			(0.44)
Normalized tax rate adjustment(c)			(2.32)
Ongoing measure		$266	$3.85
Net sales		$5,088
Ongoing EBIT margin		5.2%

Note: Numbers may not reconcile due to rounding

FOURTH-QUARTER 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended December 31, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was (4.5)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of (101.8)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2022
Net earnings (loss) available to Whirlpool	$(1,605)
Net earnings (loss) available to noncontrolling interests	1
Income tax expense (benefit)	69
Interest expense	64
Earnings before interest & taxes	$(1,471)
Net sales	$4,923
Net earnings (loss) margin	(32.6)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(1,471)	$(29.35)
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	1,546	28.27
Substantial liquidation of subsidiary(a)	Interest and sundry (income) expense	84	1.54
Impairment of goodwill, intangibles and other intangibles(d)	Equity method investment income (loss), net of tax	12	0.22
Total income tax impact			30.36
Normalized tax rate adjustment(c)			(27.12)
Share adjustment*			(0.03)
Ongoing measure		$171	$3.89
Net sales		$4,923
Ongoing EBIT margin		3.5%

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ending December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 13.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (6.7)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2023
Net earnings (loss) available to Whirlpool	$481
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	77
Interest expense	351
Earnings before interest & taxes	$916
Net sales	$19,455
Net earnings (loss) margin	2.5%

	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		$916	$8.72
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative & including equity method investment	181	3.27
Legacy EMEA legal matters(b)	Interest and sundry (income) expense	94	1.71
Total income tax impact			0.35
Normalized tax rate adjustment(c)			2.11
Ongoing measure		$1,191	$16.16
Net Sales		$19,455
Ongoing EBIT Margin		6.1%

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the twelve months ending December 31, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (21.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of 4.4%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2022
Net earnings (loss) available to Whirlpool	$(1,519)
Net earnings (loss) available to noncontrolling interests	8
Income tax expense (benefit)	265
Interest expense	190
Earnings before interest & taxes	$(1,056)
Net sales	$19,724
Net earnings (loss) margin	(7.7)%

	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		$(1,056)	$(27.18)
Impairment of goodwill, intangibles and other assets(d)	Impairment of goodwill and other intangibles & Equity method investment income (loss), net of tax	396	7.08
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	1,936	34.63
Substantial liquidation of subsidiary(e)	Interest and sundry (income) expense	84	1.51
Total income tax impact	Interest and sundry (income) expense		(1.89)
Normalized tax rate adjustment(c)			5.69
Share adjustment			(0.20)
Ongoing measure		$1,360	$19.64
Net Sales		$19,724
Ongoing EBIT Margin		6.9%

Note: Numbers may not reconcile due to rounding
*As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the full-year ongoing earnings per diluted share includes basic shares outstanding of 55.9 million plus the impact of antidilutive shares of 0.6 million which were excluded on a GAAP basis.

FULL-YEAR 2024 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2024. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 24%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of approximately 0.0%.

Twelve Months Ending
December 31, 2024
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		∼$1,100	∼$9.50
Restructuring Expense		∼50	∼1.00
Total income tax impact			—
Normalized tax rate adjustment(c)			∼3.50
Ongoing measure		∼$1,150	∼$14.00

Note: Numbers may not reconcile due to rounding

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES
a.IMPACT OF M&A TRANSACTIONS - On January 16, 2023, we signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arçelik. In connection with the transaction, the Company recorded a non-cash loss on disposal of $1.5 billion in the fourth-quarter of 2022. The loss includes a write-down of the net assets of $1.2 billion of the disposal group to a fair value of $139 million and also includes $393 million of cumulative currency translation adjustments, $98 million release of other comprehensive loss on pension and $18 million of other transaction related costs. Whirlpool’s European major domestic appliance business met the criteria for held-for-sale accounting during the fourth-quarter of 2022 and will be included in the Company’s results until closing of the transaction. We recorded a loss of $106 million related to the planned divestiture of our European major domestic appliance business for the twelve months ended December 31, 2023, inclusive of a gain of $180 million in the fourth quarter of 2023, resulting in a total loss of $1.6 billion for the transaction.
Additionally, we incurred other identifiable costs related to portfolio transformation, totaling $75 million in 2023, of which $57 million was recorded in the fourth quarter. This amount consisted of the following costs: an impairment charge of $27 million related to the equity method investment in Brazil, which is recorded within Equity method investment income (loss), net of tax, and an impairment charge along with other business closing-related costs of $20 million in North America, which is primarily recorded in Selling, General and Administrative expenses. Furthermore, during the fourth-quarter 2023, we incurred other unique transaction related costs of $10 million related to portfolio transformation. These other transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Statements of Income (Loss).
During the second quarter of 2022, we entered into an agreement to sell our Russia business. We classified this disposal group as held for sale and recorded an impairment loss of $346 million for the write-down of the assets to their fair value. During the third quarter of
2022, the loss from disposal was adjusted by an immaterial amount resulting in a final loss amount of $348 million for the twelve months ended December 31, 2022.

Additionally, during the fourth-quarter 2022, we incurred unique transaction related costs of
$25 million related to portfolio transformation for a total of $67 million for the twelve months ended December 31, 2022. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Statements of Income (Loss).

b.LEGACY EMEA LEGAL MATTERS - The aggregate amount accrued by the Company related to the France Competition Investigation and other legacy legal matters of our European major domestic appliance business was $94 million, for the twelve months ended December 31, 2023, respectively.

c.NORMALIZED TAX RATE ADJUSTMENT - During the fourth quarter of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of (101.8)%. During the fourth quarter of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of (19.0)%. During the full year of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of 4.4%. During the full-year of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of (6.7)% which excludes the non-tax deductible impact of M&A transactions of approximately $25 million recorded in the fourth quarter of 2023 and which reflects certain tax benefits related to legal entity restructuring transactions in the fourth quarter of 2023.
Additionally, in the full-year 2024 outlook, the Company calculated ongoing earnings per share using a full-year adjusted tax (non-GAAP) rate of approximately 0.0%. The company expects to recognize tax benefits, contingent upon the closure of the Europe transaction, that are expected to provide a significant tax benefit. Reconciling from our expected full-year GAAP tax rate of approximately 24%, certain Europe transaction tax impacts have been adjusted from our full-year adjusted tax (non-GAAP) rate of approximately 0.0%.

d.IMPAIRMENT OF GOODWILL, INTANGIBLES AND OTHER ASSETS - During the second quarter of 2022, the carrying value of the EMEA reporting unit and Indesit and Hotpoint trademarks exceeded their fair values resulting in an impairment charge of $384 million which is recorded within Impairment of goodwill and other intangibles. Additionally, during the fourth quarter of 2022 we recognized an impairment charge of $12M related to equity method investment in Brazil which is recorded within Equity method investment income (loss), net of tax.

e.SUBSTANTIAL LIQUIDATION OF SUBSIDIARY - During the fourth-quarter of 2022, the Company liquidated an offshore subsidiary and recorded a one-time charge of $84 million for a release of other comprehensive income on hedging and cumulative translation adjustments.

ONGOING EBIT EXCLUDING MDA EUROPE SECOND QUARTER THROUGH FOURTH QUARTER

The reconciliation provided below reconciles the impact of removing MDA Europe from our Q2 through Q4 net sales and ongoing EBIT, for twelve months ended December 31, 2023 for the Whirlpool business.

	2023 As Reported	Q2-Q4 2023 MDA Europe*	2023 Like for Like
Net Sales (in billions)	$19.5	$ ~2.6	$ ~16.9
Ongoing EBIT (in millions)	$1,191	$ ~33	$ ~1,158
Ongoing EBIT Margin	6.1%	~1.3%	~6.8%

Note: Numbers may not reconcile due to rounding
*Q2-Q3 historical segment financial data (unaudited); Q4 estimated as historical segment financial data is not yet available.

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2023 and 2022 and 2024 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Twelve Months Ended
	December 31,
(millions of dollars)	2023	2022	2024 Outlook
Cash provided by (used in) operating activities	$915	$1,390	$1,150 - $1,250
Capital expenditures	(549)	(570)	(600)
Free cash flow	$366	$820	$550 - $650

Cash provided by (used in) investing activities*	(553)	(3,568)
Cash provided by (used in) financing activities*	(792)	1,206

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.